UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2026

MINERALYS THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41614	84-1966887
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 N. Radnor Chester Road, Suite F200 Radnor, Pennsylvania 19087
(Address of principal executive offices) (Zip Code)

(888) 378-6240
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	MLYS	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 16, 2026, the Board of Directors (the Board) of Mineralys Therapeutics, Inc. (the Company) appointed Kristine Peterson and Lonnel Coats to the Board effective as of October 19, 2026, increasing the size of the Board from seven to nine directors. Ms. Peterson was appointed as a Class I director, with a term expiring at the Company’s 2027 annual meeting of stockholders, and was also appointed to serve as a member of the Audit Committee. Mr. Coats was appointed as a Class II director, with a term expiring at the Company’s 2028 annual meeting of stockholders, and was also appointed to serve as a member of the Compensation Committee.
Pursuant to the Company’s non-employee director compensation program, on October 19, 2026, Ms. Peterson and Mr. Coats were each granted an option to purchase 16,600 shares of the Company’s common stock. The option awards vest in substantially equal monthly installments over a three-year period following October 19, 2026, subject to continued service on the Board. On October 19, 2026, Ms. Peterson and Mr. Coats were also each granted a restricted stock unit award covering 12,400 shares of the Company’s common stock. The restricted stock unit awards vest in substantially equal annual installments over a three-year period following October 19, 2026, subject to continued service on the Board.
Ms. Peterson and Mr. Coats will receive cash compensation for their service on the Board in accordance with the Company’s non-employee director compensation program, as such program may be amended from time to time. Each of Ms. Peterson and Mr. Coats also entered into the Company’s standard form of indemnification and advancement agreement, the form of which was filed as Exhibit 10.8 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on January 18, 2023.
There are no arrangements or understandings between either Ms. Peterson or Mr. Coats and any other person pursuant to which either was selected as a director. Neither Ms. Peterson nor Mr. Coats is a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K. The Board has determined that each of Ms. Peterson and Mr. Coats satisfies the applicable independence requirements of The Nasdaq Stock Market LLC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 19, 2026	MINERALYS THERAPEUTICS, INC.

	By:	/s/ Jeffrey A. Munsie
	Name:	Jeffrey A. Munsie
	Title:	Chief Legal Officer and Secretary